UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2017

BIONIK LABORATORIES CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 3, 2017, Bionik Laboratories Corp. (the “Company”) entered into a First Amendment to Employment Agreement (the “Amendment”), dated as of August 2, 2017, with Tim McCarthy, the Company’s Chief Commercialization Officer. The Amendment amends Mr. McCarthy’s Employment Agreement with the Company entered into in August 2016 (the “Employment Agreement”).

Pursuant to the Amendment, among other things, Mr. McCarthy’s duties have been expanded to oversee the Company’s development programs and operations. In return, Mr. McCarthy’s severance upon termination for other than cause, as provided in the Employment Agreement, was increased to nine months’ salary and benefits plus one month salary for every full year of service to the Company plus accrued vacation and pro rata bonus, if any.

The Amendment also provides that Mr. McCarthy will be granted:

•	7-year options to purchase 1,500,000 shares of the Company’s common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, and which shall vest equally over a 3 year period commencing one year from the date of grant and in the two subsequent years on the anniversary of the grant date.

•	7-year options to purchase 250,000 shares of the Company’s common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, and which shall vest upon, and if and only if, the Company achieves no less than $5.0 million in sales (as provided in the Company’s audited Consolidated Statements of Operations and Comprehensive (Loss) Income) for the fiscal year ending March 31, 2019.

•	7 year options to purchase 250,000 shares of the Company’s common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, and which shall vest upon, and if and only if, the Company achieves no less than $10.0 million in sales (as provided in the Company’s audited Consolidated Statements of Operations and Comprehensive (Loss) Income) for the fiscal year ending March 31, 2020.

The foregoing is intended only to be a summary of the Amendment, and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on 8-K, and which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.1	First Amendment to Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 8, 2017

BIONIK LABORATORIES CORP.

By:	/s/ Peter Bloch
Name:	Peter Bloch
Title:	Chief Executive Officer

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